Exhibit 10.3

Execution Version

Dated September 30, 2016

Amended and Restated
Portfolio Management Agreement

between

34th Street Funding, LLC

a Delaware limited liability company

CĪON Investment Management, LLC

a Delaware limited liability company

(i)

AMENDED AND RESTATED PORTFOLIO MANAGEMENT AGREEMENT

This Amended and Restated Portfolio Management Agreement (the “Agreement”), dated as of September 30, 2016, is made by and between 34TH STREET FUNDING, LLC (the “Company”), a Delaware limited liability company, and CĪON INVESTMENT MANAGEMENT, LLC (the “Portfolio Manager”), a Delaware limited liability company. Reference is made to that certain Amended and Restated Loan and Security Agreement, dated as of the date hereof, among the Company, the Portfolio Manager, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), U.S. Bank National Association (“USB”), as collateral agent (in such capacity, the “Collateral Agent”), USB, as collateral administrator (in such capacity, the “Collateral Administrator”) and USB, as securities intermediary (in such capacity, the “Securities Intermediary”) (as the same may be amended from time to time, the “Loan and Security Agreement”). Unless otherwise specified, capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Loan and Security Agreement or if not defined therein, shall have the meanings given to them in the Amended and Restated Limited Liability Company Agreement of the Company dated as of the date hereof (as the same may be amended from time to time, the “Operating Agreement”). References herein to the Loan and Security Agreement shall be applicable solely while it is in effect.

PRELIMINARY STATEMENT

WHEREAS, the Company and the Portfolio Manager previously entered into a portfolio management agreement, dated as of August 26, 2016 (the “Original PMA”);

WHEREAS, the Company and the Portfolio Manager now desire to enter into this Agreement to amend, restate and supersede the Original PMA in its entirety;

WHEREAS, by its execution as a counterparty to this Agreement, the Administrative Agent hereby consents to the amendments set forth herein;

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree that the Original PMA shall be and is, amended and restated as follows.

Section 1        General Duties of the Portfolio Manager. Subject to the direction and control of the Company and subject to and in accordance with the terms of the Loan and Security Agreement, the Operating Agreement, the policies adopted or approved by the Company and the terms of this Agreement, the Portfolio Manager agrees to (x) supervise and direct the investment and reinvestment of the Portfolio Investments, manage, service, administer and make collections on the Portfolio Investments and perform its duties set forth herein, and shall perform on behalf of the Company those investment and leverage-related duties and functions of the Company as shall be assigned to the Company or the Portfolio Manager in the Loan and Security Agreement or as delegated from time to time to the Portfolio Manager by the Company and (y) comply with all covenants and restrictions with respect to the investment activities imposed on the Company under the Loan and Security Agreement. The Portfolio Manager shall endeavor to comply in all material respects with all applicable federal and state laws and regulations. Subject to the foregoing, the other provisions of this Agreement and the terms of the Loan and Security Agreement, the Portfolio Manager is hereby appointed as the Company’s agent and attorney-in-fact with authority to negotiate, execute and deliver all documents and agreements on behalf of the Company and to do or take all related acts, with the power of substitution, to acquire, dispose of or otherwise take action with respect to or affecting the Portfolio Investments, including, without limitation:

(a)         identifying and originating Portfolio Investments to be purchased by the Company, selecting the dates for such purchases, and purchasing or directing the purchase of such Portfolio Investments on behalf of the Company;

(b)          identifying Portfolio Investments owned by the Company to be sold by the Company, selecting the dates for such sales, and selling such Portfolio Investments on behalf of the Company;

(c)          negotiating and entering into, on behalf of the Company, documentation providing for the purchase and sale of Portfolio Investments, including without limitation, confidentiality agreements and commitment letters;

(d)          structuring the terms of, and negotiating, entering into and/or consenting to, on behalf of the Company, documentation relating to Portfolio Investments to be purchased, held, exchanged or sold by the Company, including any amendments, modifications or supplements with respect to such documentation;

(e)          exercising, on behalf of the Company, rights and remedies associated with Portfolio Investments, including without limitation, rights to petition to place an obligor or issuer in bankruptcy proceedings, to vote to accelerate the maturity of a Portfolio Investment, to waive any default, including a payment default, with respect to a Portfolio Investment and to take any other action which the Portfolio Manager deems necessary or appropriate in its discretion in connection with any restructuring, reorganization or other similar transaction involving an obligor or issuer with respect to a Portfolio Investment, including without limitation, initiating and pursuing litigation;

(f)          responding to any offer in respect of Portfolio Investments by tendering the affected Portfolio Investments, declining such offer, or taking such other actions as the Portfolio Manager may determine;

(g)         exercising all voting, consent and similar rights of the Company on its behalf and advising the Company with respect to matters concerning the Portfolio Investments;

(h)         advising and assisting the Company with respect to the valuation and rating of the Portfolio Investments;

(i)          retaining legal counsel and other professionals (such as financial advisers) to assist in the structuring, negotiation, documentation, administration and modification and restructuring of Portfolio Investments;

(j)          directing, or causing to be directed, all obligors to pay Interest Proceeds and Principal Proceeds (collectively, “Collections”) directly to the appropriate Account, depositing all Collections received directly by it into the appropriate Account promptly upon receipt thereof and, promptly after receipt, into the appropriate Account, identifying all Collections received by it as Interest Proceeds or Principal Proceeds. If notwithstanding the foregoing the Portfolio Manager at any time thereafter receives any Collections or any other proceeds of any Portfolio Investments constituting Interest Proceeds or Principal Proceeds, the Portfolio Manager shall direct or cause to be directed, the related obligor to make such payments to the Accounts and shall promptly, after receipt thereof, deposit or cause to be deposited all such amounts into the appropriate Account;

(k)         cooperating with the Collateral Agent in connection with the preparation of the reports set forth in Exhibit B of the Loan and Security Agreement and any supplement thereto and (i) supplying any information maintained by it that the Collateral Agent may from time to time reasonably request with respect to the Collateral and reasonably needs to complete the reports, calculations and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder, and (ii) reviewing and verifying the contents of the aforesaid reports, instructions, statements and certificates;

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(l)          causing the Company to pay, perform and discharge or cause to be paid, performed and discharged promptly all (i) all federal, state, county, city, municipal, local, foreign or other governmental taxes; (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Portfolio Investments or any other property of the Company and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of the Company (collectively, “Charges”) payable by it, except where the failure to so pay, discharge or otherwise satisfy such Charge would not, individually or in the aggregate, be expected to have a Material Adverse Effect; and

(m)         in the Portfolio Manager’s discretion, performing such actions on behalf of the Company as permitted in the Loan and Security Agreement and making such determinations as necessary (in the Portfolio Manager’s discretion) to carry out the Company’s business under the Loan and Security Agreement.

In performing its duties hereunder, the Portfolio Manager shall seek to maximize the value of the Collateral for the benefit of the Company, taking into account the investment criteria and limitations set forth herein and in the Loan and Security Agreement; provided, that the Portfolio Manager shall not be responsible if such objectives are not achieved so long as the Portfolio Manager performs its duties under this Agreement and the Loan and Security Agreement in the manner provided for herein and therein. In no event whatsoever shall there be recourse to the Portfolio Manager or any of its Affiliates for any amounts payable on the Advances or the other payment obligations of the Company under the Loan and Security Agreement or any of the other documents executed and delivered by the Company in connection with the transactions contemplated by the Loan and Security Agreement. For the avoidance of doubt, the Portfolio Manager does not guarantee the performance of any obligations of any other Person under any Loan Document.

Section 2        Duties and Obligations of the Portfolio Manager with Respect to the Administration of the Company. To the extent requested by the Company, the Portfolio Manager agrees to provide the following administrative services:

(a)          maintain or oversee the maintenance of the books and records of the Company and maintain (or oversee maintenance by other persons) such other books and records required by law or for the proper operation of the Company;

(b)          to the extent prepared or filed by the Company, oversee the preparation and filing, and in all events review and ensure the timely filing, of all federal, state and local income Tax returns required to be filed by the Company and any other required Tax returns or reports;

(c)          review the appropriateness of and arrange for payment of the Company’s expenses;

(d)          prepare for review and approval by officers and other authorized persons of the Company (collectively, the “Authorized Signatories”) financial information for the Company’s financial statements (if the Company prepares separate financial statements) and such other reports, forms and filings, as may be mutually agreed upon or as may be required by law or the Loan and Security Agreement;

(e)          prepare reports relating to the business and affairs of the Company as may be mutually agreed upon and not otherwise prepared by others;

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(f)          make recommendations to the Company concerning the performance and fees of any of the Company’s service providers as the Company may reasonably request or deem appropriate;

(g)         oversee and review calculations of fees paid to the Company’s service providers;

(h)          consult with the Authorized Signatories, and the Company’s independent accountants, legal counsel, custodian and other service providers in establishing the accounting policies of the Company and monitor financial accounting services;

(i)          determine the amounts available for distribution as dividends and distributions to be paid by the Company to Parent;

(j)          prepare such information and reports as may be required under the Loan and Security Agreement;

(k)          provide such assistance to the Company’s custodian, counsel, auditors and other service providers as generally may be required to properly carry on the business and operations of the Company;

(l)          respond to, or refer to the Company’s officers or Authorized Signatories, inquiries relating to the Company;

(m)        supervise any other aspects of the Company’s administration as may be agreed to by the Company and the Portfolio Manager; and

(n)         provide notices, from time to time, required to be provided by the Company under the Loan and Security Agreement.

All services are to be furnished through the medium of any officers, Authorized Signatories or employees of the Portfolio Manager or its affiliates as the Portfolio Manager deems appropriate in order to fulfill its obligations hereunder.

The Company shall, upon demand, reimburse the Portfolio Manager or its affiliates for all out-of-pocket expenses incurred by them in connection with the performance of the administrative services described in this Section 2.

Section 3        Authority to Bind the Company; No Joint Venture. (a)  Except as provided in or pursuant to Section 1, 4 and 12 hereof, the Portfolio Manager shall have no authority to bind or obligate the Company. All acts of the Portfolio Manager (other than as provided in the Loan and Security Agreement, the Operating Agreement or in Section 1 or Section 12 hereof with respect to any Portfolio Investment) shall require the Company’s consent and approval to bind the Company. Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties with respect to the arrangements set forth in this Agreement. For all purposes hereof, the Portfolio Manager shall be deemed to be an independent contractor and, unless otherwise provided herein or specifically authorized by the Company from time to time, shall have no authority to act for or represent the Company.

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(b)         The Portfolio Manager shall act in conformity with the written instructions and directions of the Company delivered in accordance with the terms and conditions hereof, except to the extent that authority has been delegated to the Portfolio Manager pursuant to the terms of this Agreement or the Operating Agreement. Subject to the Fiduciary duty of the Member, the Company agrees that it shall not permit any amendment to the Operating Agreement that materially affects the rights or duties of the Portfolio Manager to become effective unless the Portfolio Manager has been given prior written notice of such amendment and has consented thereto in writing. The Portfolio Manager may, with respect to the affairs of the Company, consult with such legal counsel, accountants and other advisors as may be selected by the Portfolio Manager. The Portfolio Manager shall be fully protected, to the extent permitted by Applicable Law, in acting or failing to act hereunder if such action or inaction is taken or not taken in good faith by the Portfolio Manager in accordance with the advice or opinion of such counsel, accountants or other advisors. The Portfolio Manager shall be fully protected in relying upon any writing signed in the appropriate manner with respect to any instruction, direction or approval of the Company and may also rely on opinions of the Portfolio Manager’s counsel with respect to such instructions, directions and approvals. The Portfolio Manager shall also be fully protected when acting upon any instrument, certificate or other writing the Portfolio Manager believes in good faith to be genuine and to be signed or presented by the proper person or persons. The Portfolio Manager shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained if the Portfolio Manager in good faith believes the same to be genuine.

Section 4         Limitations Relating to Portfolio Investments.

(a)         Portfolio Investments. Except as otherwise provided in this Section 4 and subject to the requirements of the Loan and Security Agreement, the Operating Agreement and Applicable Law, the Portfolio Manager may cause the Company (which term shall include, for all purposes relating to the purchase and sale of Portfolio Investments and the duties and obligations of the Portfolio Manager set forth in Section 1 hereof, the Company and its consolidated subsidiaries, if any) from time to time to purchase Portfolio Investments.

(b)          Transaction, Director, Consulting, Advisory, Closing and Break- up Fees. The Company shall receive its pro-rata share, measured by the amount invested or proposed to be invested by the Company in any Portfolio Investment, of any transaction, director, consulting, advisory, closing and break-up fees, or similar fees (“Additional Fees”) payable with respect to any Portfolio Investment. Notwithstanding anything herein or in the Operating Agreement to the contrary, to the extent that any Additional Fees with respect to the Company’s share of such Investment are paid to the Portfolio Manager or any of its Affiliates, the Portfolio Manager shall deposit such amounts, or cause such amounts to be deposited, into the Collection Account for application as Interest Proceeds.

(c)          Other Agreements of the Portfolio Manager. The Portfolio Manager agrees to the following:

(i)          the Portfolio Manager shall cause any purchase or sale of any Portfolio Investment to be conducted on terms and conditions no less favorable to the Company than those available on an arm’s length basis;

(ii)         the Portfolio Manager shall provide to the Collateral Administrator all reports, data and other information (including, without limitation, any letters of representations) that the Collateral Administrator may reasonably request in connection with its duties under the Loan and Security Agreement, to the extent reasonably available to the Portfolio Manager; and

(iii)        the Portfolio Manager shall notify the Company of any change in control of the Portfolio Manager within a reasonable time after such change in control occurs.

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(d)          Other Obligations of the Portfolio Manager. Subject to the terms of the Loan and Security Agreement and to Section 9 and Section 10 hereof, the Portfolio Manager shall use commercially reasonable efforts to ensure that no action is taken by it, and shall not willfully or in a grossly negligent manner take any action which would (a) materially adversely affect the status of the Company for purposes of U.S. federal or state law or any other law which, in the Portfolio Manager’s good faith judgment, is applicable to the Company, (b) not be permitted by the Company’s organizational documents, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company, including, without limitation, actions which would violate any U.S. federal, state or other applicable securities law the violation of which would adversely affect, in any material respect, any Lender, the business, operations, assets or financial condition of the Company, or the ability of the Portfolio Manager to perform its obligations hereunder and the Loan and Security Agreement, (d) require registration of the Company as an “investment company” under the Investment Company Act of 1940, as amended, (e) adversely affect the Administrative Agent in any material respect, (f) result in the Company violating the terms of the Loan and Security Agreement, (g) adversely affect the interests of the Secured Parties in the pool of Collateral in any material respect (other than actions permitted hereunder or under the Loan and Security Agreement) or (h) cause (i) the Company to take any action or make an election to classify itself as an association taxable as a corporation for federal, state or any applicable tax purposes or (ii) otherwise cause adverse tax consequences to the Company, it being understood that, in all circumstances, in connection with the foregoing, the Portfolio Manager shall not be required to make any independent investigation of any facts or laws not otherwise known to it in connection with its obligations under this Agreement and the Loan and Security Agreement or the conduct of its business generally. In addition, the Portfolio Manager need not take such action unless arrangements satisfactory to it are made to insure or indemnify the Portfolio Manager from any liability it may incur as a result of such action. The Portfolio Manager and its Affiliates and their respective members, managers, directors, officers, stockholders, employees and agents shall not be liable to the Company, the Administrative Agent, any Secured Party or any other Person except as provided in Section 9 and Section 10. The Portfolio Manager covenants that it shall comply in all material respects with Applicable Laws and regulations relating to its performance under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, any indemnification of the Portfolio Manager provided for in this Section 4 shall be payable by the Company in accordance with the Loan and Security Agreement.

Section 5        Brokerage. The Portfolio Manager shall use commercially reasonable efforts to effect all purchases and sales of securities in a manner consistent with the principles of best execution. Subject to the objective of obtaining the best execution, the Portfolio Manager may, in the allocation of business, take into consideration all factors that it deems relevant, including, without limitation, the price, the size of the transaction, the nature of the market for the security, the amount of the commission, the amount of any assignment or transaction fees, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved, the quality of service rendered by the broker or dealer in other transactions and other research and other brokerage services furnished to the Portfolio Manager or its Affiliates by brokers and dealers, in connection with the duties of the Portfolio Manager hereunder or otherwise, in each case in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended. In this regard, the Portfolio Manager may effect transactions which cause the Company to pay a commission in excess of a commission which another broker or other intermediary would have charged; provided, however, that the Portfolio Manager shall have first determined that such commission is reasonable in relation to the value of the brokerage or research services performed by that broker or other intermediary or that the Company is the sole beneficiary of the services provided. Such brokerage services may be used by the Portfolio Manager or its Affiliates in connection with its other advisory activities or investment operations.

Section 6        Compensation. The Company agrees to pay to the Portfolio Manager on each Interest Payment Date, each Additional Distribution Date and the Maturity Date, and the Portfolio Manager agrees to accept as compensation for all services rendered by the Portfolio Manager as such, to the extent not waived or deferred, an amount as agreed to by the Company and the Portfolio Manager, from time to time, not to exceed, with respect to each Calculation Period, 0.50% per annum multiplied by the daily average aggregate principal amount of the Portfolio Investments during such Calculation Period (the “Management Fee”). The Management Fee will be calculated on the basis of a calendar year consisting of 360 days and the actual number of days elapsed. The Portfolio Manager may waive the Management Fee payable in respect of any Calculation Period in its sole discretion.

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Section 7        Expenses. Other than as set forth below, the Company will be responsible for paying all of its expenses. On behalf of the Company, the Portfolio Manager may advance payment of any expenses, and the Company shall, upon request, reimburse the Portfolio Manager therefor within 30 days following written request from the Portfolio Manager. Nothing in this Section 7 shall limit the ability of the Portfolio Manager to be reimbursed by any Person other than the Company (including issuers or obligors of securities, instruments or obligations owned by the Company) for out-of-pocket expenses incurred by the Portfolio Manager in connection with the performance of services hereunder. The Portfolio Manager shall maintain complete and accurate records with respect to costs and expenses and shall furnish the Company with receipts or other written vouchers with respect thereto upon request of the Company. The Company shall bear the reasonable costs and expenses of all audits and inspections permitted by Section 6.02 of the Loan and Security Agreement.

Section 8        Services to Other Companies or Accounts; Conflicts of Interest. (a)  The Portfolio Manager and its Affiliates, employees or associates are in no way prohibited from, and intend to, spend substantial business time in connection with other businesses or activities, including, but not limited to, managing investments, advising or managing entities whose investment objectives are the same as or overlap with those of the Company, participating in actual or potential investments of the Company, providing consulting, merger and acquisition, structuring or financial advisory services, including with respect to actual, contemplated or potential investments of the Company, or acting as a director, officer or creditors’ committee member of, advisor to, or participant in, any corporation, company, trust or other business entity. The Portfolio Manager and its Affiliates may, and expect to, receive fees or other compensation from third parties for any of these activities unrelated to the Company, which fees will be for the benefit of their own account and not the Company.

(b)          In addition, the Portfolio Manager and its Affiliates may manage other investment vehicles and separate accounts (“Other Accounts”) that invest in assets eligible for purchase by the Company. The Company may have the ability, under certain circumstances, to take certain actions that would have an adverse effect on Other Accounts. In these circumstances, the Portfolio Manager and its affiliated persons will act in a manner believed to be equitable to the Company and such Other Accounts, including co-investment in accordance with applicable laws, including the conditions of any exemptive relief obtained by the Company and the Portfolio Manager. The allocation of investment opportunities among the Company and Other Accounts will be made in good faith pursuant to the Portfolio Manager’s written allocation policies. The Portfolio Manager may combine purchase or sale orders on behalf of the Company with orders for Other Accounts, and allocate the assets so purchased or sold among such accounts in an equitable manner. The Company may invest in portfolio companies in which Other Accounts have or are concurrently making the same investment or a different investment (e.g., an investment that is junior to the Company’s investment). In such situations, the Company and the Other Accounts may potentially have conflicting interests. If any matter arises that the Portfolio Manager determines in its good faith judgment constitutes an actual conflict of interest, the Portfolio Manager may take such actions as may be necessary or appropriate to ameliorate the conflict. These actions may include, by way of example and without limitation, disposing of the asset giving rise to the conflict of interest, appointing an independent fiduciary, or delegating decisions relating to the asset giving rise to the conflict of interest to a subcommittee of the Portfolio Manager. The Portfolio Manager shall have no liability arising out of such potential or actual conflicts of interest; provided, that nothing in this Section 8(b) shall be construed as altering the duties of the Portfolio Manager as set forth in this Agreement or any other Loan Document or the requirements of any law, rule, or regulation applicable to the Portfolio Manager.

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(c)          Any purchase or disposition of a Portfolio Investment shall be made on terms no less favorable to the Company than those available on an arm’s length basis. Any purchase or disposition of a Portfolio Investment effected on behalf of the Company with the Portfolio Manager or any Affiliate thereof will be effected in accordance with all applicable laws and on terms as favorable to the Company as would be the case if such Person were not so affiliated.

Section 9        Duty of Care and Loyalty; Exculpation of Liability. The Portfolio Manager shall exercise its discretion and authority in accordance with Applicable Law, the terms of the Loan Documents, all customary and usual servicing practices for loans similar to the Portfolio Investments and (i) with reasonable care, using a degree of skill and diligence not less than that with which the Company or Portfolio Manager, as applicable, services and administers loans for its own account or for the account of its Affiliates having similar lending objectives and restrictions, and (ii) to the extent not inconsistent with clause (i), in a manner consistent with the customary standards, policies and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Portfolio Investments and without regard to any relationship that the Portfolio Manager or any Affiliate thereof may have with any underlying obligor or any Affiliate of an obligor. The Portfolio Manager assumes no responsibility under this Agreement or any other Loan Document other than to render the services called for hereunder and under the terms thereunder, subject to the standard of conduct described in the next succeeding sentence, and shall not be responsible for (i) any action of the Company or the Collateral Agent in following or declining to follow any advice, recommendation or direction of the Portfolio Manager or (ii) any action taken or omitted to be taken by the Portfolio Manager at the express direction of the Company, the Collateral Agent, the Administrative Agent, any Lender or any Secured Party or any other Person entitled under the Loan and Security Agreement to give direction to the Portfolio Manager. The Portfolio Manager and its Affiliates and their respective principals, partners, members, stockholders, directors, managers, managing directors, officers, employees and agents shall not be liable to the Company, the Collateral Agent, the Administrative Agent, any Lender or any Secured Party or any other Person for any Losses (as defined below) incurred, or for any decrease in the value of the Portfolio Investments, as a result of the actions taken or recommended, or for any omissions (including any failure to act if such action would be prohibited by the Loan Documents or this Agreement), by the Portfolio Manager or its Affiliates or their respective principals, partners, members, stockholders, directors, managers, managing directors, officers, employees or agents under this Agreement or any Loan Document, except by reason of acts or omissions which constitute bad faith, willful misconduct or gross negligence in the performance of, or reckless disregard with respect to, its obligations hereunder.

Section 10        Indemnification.   (a) To the fullest extent permitted by Applicable Law, the Company, the Administrative Agent and the Lenders under the Loan and Security Agreement (solely with respect to this Section 10, together with the Company and the Administrative Agent, the “Indemnified Parties” and each, an “Indemnified Party”) shall be held harmless and indemnified by the Portfolio Manager against any claims, demands, costs, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees incurred by the Indemnified Parties (“Losses”) in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which any Indemnified Party may be or may have been involved as a party or otherwise or with which any Indemnified Party may be or may have been threatened, in each case arising directly by reason of acts or omissions of the Portfolio Manager which constitute bad faith, willful misconduct or gross negligence in the performance of, or reckless disregard with respect to, its obligations hereunder or under the Original PMA, provided, however, to the fullest extent permitted by Applicable Law, that any Indemnified Party shall not be indemnified hereunder if there has been a determination by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification was brought that such Losses have been primarily attributable to such Indemnified Party’s willful misfeasance, bad faith, gross negligence in performance, or reckless disregard, of its obligations; provided further, that the Portfolio Manager will not be required to indemnify any Indemnified Party with respect to any Losses (i) arising out of an action or claim brought against such Indemnified Party by the Portfolio Manager or its Affiliates, or (ii) resulting from the performance or non-performance of the Portfolio Investments. In no event shall the Portfolio Manager be liable for any consequential, punitive, exculpatory or treble damages or lost profits.

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Indemnification under this Section 10(a) shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation.

(b)         (i)          To the fullest extent permitted by Applicable Law, each of the Portfolio Manager, and its Affiliates, or any officer, director, member, manager, employee, stockholder, assign, representative or agent of any such Person (each a “CIM Indemnified Person,” and collectively, the “CIM Indemnified Persons”) shall be held harmless and indemnified by the Company (the “Indemnifying Party”) (solely out of the Portfolio Investments and in accordance with the Loan and Security Agreement, and not (solely for the purposes of this Agreement) out of the separate assets of the Parent) against any claims, demands, costs, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees incurred by such CIM Indemnified Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such CIM Indemnified Person may be or may have been involved as a party or otherwise (other than as authorized by the directors of the Parent, as the plaintiff or complainant) or with which such CIM Indemnified Person may be or may have been threatened, while acting in such Person’s capacity as a CIM Indemnified Person in connection with the establishment, management or operations of the Company or the management of the Portfolio Investments, provided, however, that a CIM Indemnified Person shall not be indemnified hereunder if and to the extent resulting from such CIM Indemnified Person’s bad faith, fraud, willful misfeasance, gross negligence or reckless disregard; provided further, that the Company will not be required to indemnify the CIM Indemnified Persons with respect to any Losses (i) arising out of an action or claim brought against any CIM Indemnified Person by the Company or its Affiliates, or (ii) resulting from the performance or non-performance of the Portfolio Investments. Any payments pursuant to Section 10(b)(i) while the Loan and Security Agreement is in effect will be paid solely in accordance with the Loan and Security Agreement (subject to the availability of funds and to the conditions set forth in the Loan and Security Agreement).

(ii)         The rights accruing to any Indemnified Party or any CIM Indemnified Person under these provisions shall not exclude any other right to which such Indemnified Party or such CIM Indemnified Person may be lawfully entitled.

(iii)        Each CIM Indemnified Person (other than the Portfolio Manager) shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of the Company’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the directors of the Parent, officers or employees of the Company, regardless of whether such counsel or other person may also be a director of the Parent. The Portfolio Manager shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon any books of account or other records of the Company that were prepared by an agent or other third party, upon an opinion of counsel, or upon reports made to the Company by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the directors of the Parent, officers or employees of the Company, regardless of whether such counsel or other person may also be a director of the Parent. The Company shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon its books of account or other records of the Company prepared by a third party; provided such third party is an advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected by the Company with reasonable care.

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(iv)        Neither any Indemnified Party nor any CIM Indemnified Person shall, without the prior written consent of the Portfolio Manager or the Indemnifying Party, as applicable, which consent shall not be unreasonably withheld or delayed, settle or compromise any claim giving rise to a claim for indemnity hereunder, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Portfolio Manager or the Indemnifying Party, as applicable, of a release from liability substantially equivalent to the release given by the claimant to such Indemnified Party or such CIM Indemnified Person in respect of such claim.

(v)         In the event that any Indemnified Party or any CIM Indemnified Person waives its right to indemnification hereunder, the Portfolio Manager or the Indemnifying Party, as applicable, shall not be entitled to appoint counsel to represent such Indemnified Party or such CIM Indemnified Person nor shall the Portfolio Manager or the Indemnifying Party, as applicable, reimburse such Indemnified Party or such CIM Indemnified Person for any costs of counsel to such Indemnified Party or such CIM Indemnified Person.

Section 11        Term of Agreement; Events Affecting the Portfolio Manager; Survival of Certain Terms; Delegation. (a)  This Agreement shall become effective as of the date hereof and, unless sooner terminated by the Company or the Portfolio Manager as provided herein, shall continue in effect during the existence of the Company. Notwithstanding the foregoing, this Agreement may be terminated by the Company without the payment of any penalty, upon the occurrence of a “cause” event. A “cause” event for purposes of this Section 11(a) shall have occurred by reason of:

(i)          the conviction (or plea of no contest) for a felony of the Portfolio Manager;

(ii)         the conviction (or plea of no contest) for a felony of an officer or a member of the board of directors of the Portfolio Manager, if the employment or other affiliation of such Person so convicted is not terminated by the Portfolio Manager within 30 days of such conviction and the Parent votes thereafter to invoke this termination provision;

(iii)        the Portfolio Manager or an officer or a member of the board of directors of the Portfolio Manager has engaged in gross negligence or willful misconduct with respect to the Company that has resulted in a material adverse effect on the Company or the Portfolio Investments, or has committed a knowing material violation of securities laws, each as determined by a final decision of a court or binding arbitration decision unless, in the case of such natural persons, their employment or other affiliation with the Portfolio Manager is terminated or suspended within 30 days after discovery by the Portfolio Manager;

(iv)        the Portfolio Manager shall willfully violate or breach any material provision of this Agreement or the Loan and Security Agreement applicable to it;

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(v)         the Portfolio Manager shall violate or breach any provision of this Agreement or any term of the Loan and Security Agreement applicable to it (including, but not limited to, any breach of a material representation, warranty or certification of the Portfolio Manager hereunder or thereunder, but other than as covered in Section 11(a)(iv), and it being understood that the failure of the Borrowing Base Test or any Eligibility Criteria or the occurrence of a Market Value Event is not a violation or breach, other than a willful violation or breach of the Eligibility Criteria at the time of the acquisition of any Portfolio Investment), which violation or breach (1) has a material adverse effect on the Lenders and (2) if capable of being cured, is not cured within 30 days of the Portfolio Manager becoming aware of, or its receiving notice from the Company or the Administrative Agent of, such violation or breach, or, if such violation or breach is not capable of being cured within 30 days but is capable of being cured in a longer period, it fails to cure such violation or breach within the period in which a reasonably prudent person could cure such violation or breach, but in no event greater than 60 days;

(vi)        the Portfolio Manager is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Portfolio Manager (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Portfolio Manager or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Portfolio Manager and continue undismissed for 60 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Portfolio Manager without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 days or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 days; or

(vii)       the occurrence of any event specified in clause (a) of the definition of Event of Default in the Loan and Security Agreement which default is primarily the result of any act or omission of the Portfolio Manager resulting from a breach of its duties under this Agreement or under the Loan and Security Agreement (but not as a result of any default of any Collateral Obligation).

The Portfolio Manager shall promptly provide written notice to the Member upon the occurrence of a “cause” event.

(b)          Notwithstanding anything herein to the contrary, Section 7, Section 9 and Section 10 of this Agreement shall survive any termination hereof.

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(c)          From and after the effective date of termination of this Agreement, the Portfolio Manager and its Affiliates shall not be entitled to compensation for further services hereunder, but shall be paid all compensation and reimbursement of expenses accrued to the date of termination. Upon such termination and upon request by the Borrower, the Portfolio Manager shall deliver as directed copies of all documents, books, records and other information prepared and maintained by or on behalf of the Company with respect to an Portfolio Investment (“Records”) within five Business Days after demand therefor and a computer tape or diskette (or any other means of electronic transmission acceptable to the successor portfolio manager) containing as of the close of business on the date of demand all of the data maintained by the Portfolio Manager in computer format in connection with managing the Portfolio Investments. The Portfolio Manager agrees to use reasonable efforts to cooperate with any successor portfolio manager in the transfer of its responsibilities hereunder, and will, among other things, provide upon receipt of a written request by such successor portfolio manager any information available to it regarding any Portfolio Investments. The Portfolio Manager agrees that, notwithstanding any termination, it will reasonably cooperate in any proceeding arising in connection with this Agreement, the Loan and Security Agreement or any Portfolio Investment (excluding any such proceeding in which claims are asserted against the Portfolio Manager or any Affiliate of the Portfolio Manager) upon receipt of appropriate indemnification in accordance with Section 10 and expense reimbursement.

(d)          Until a successor portfolio manager has commenced investment management activities in the place of CĪON Investment Management, LLC, CĪON Investment Management, LLC shall not resign as Portfolio Manager hereunder. Notwithstanding anything contained herein to the contrary and to the extent permitted by Applicable Law without causing the Portfolio Manager to have liability, the resignation of the Portfolio Manager shall not become effective until an entity approved by the Company and the Member and shall have assumed the responsibilities and obligations of the Portfolio Manager.

(e)          For the avoidance of doubt, none of the Administrative Agent nor any Lender shall have the right to remove the Portfolio Manager under this Agreement.

Section 12        Power of Attorney; Further Assurances. In addition to the power of attorney granted to the Portfolio Manager in Section 1 of this Agreement, the Company hereby makes, constitutes and appoints the Portfolio Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with the terms of this Agreement (a) to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Portfolio Manager reasonably deems necessary or appropriate in connection with its investment management duties under this Agreement and (b) to (i) subject to any policies adopted by the Parent or the Company with respect thereto, exercise in its discretion any voting or consent rights associated with any securities, instruments or obligations included in the Company’s assets, (ii) execute proxies, waivers, consents and other instruments with respect to such securities, instruments or obligations, (iii) endorse, transfer or deliver such securities, instruments and obligations and (iv) participate in or consent (or decline to consent) to any modification, work-out, restructuring, bankruptcy proceeding, class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan or transaction with regard to such securities, instruments and obligations. To the extent permitted by Applicable Law, this grant of power of attorney is irrevocable and coupled with an interest, and it shall survive and not be affected by the subsequent dissolution or bankruptcy of the Company; provided that this grant of power of attorney will expire, and the Portfolio Manager will cease to have any power to act as the Company’s attorney-in-fact, upon termination of this Agreement in accordance with its terms. The Company shall execute and deliver to the Portfolio Manager all such other powers of attorney, proxies, dividend and other orders, and all such instruments, as the Portfolio Manager may reasonably request for the purpose of enabling the Portfolio Manager to exercise the rights and powers which it is entitled to exercise pursuant to this Agreement. Each of the Portfolio Manager and the Company shall take such other actions, and furnish such certificates, opinions and other documents, as may be reasonably requested by the other party hereto in order to effectuate the purposes of this Agreement and to facilitate compliance with applicable laws and regulations and the terms of this Agreement.

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Section 13        Amendment of this Agreement; Assignment. (a) No provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought and with the prior written consent of the Administrative Agent.

Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(b)          The Portfolio Manager may not, directly or indirectly, assign all or any part of its rights and duties under this Agreement to any Person without the prior consent of the Company; provided, however, that the no such consent shall be required in connection with (x) an assignment of the role of Portfolio Manager to an Affiliate of CĪON Investment Management, LLC or (y) a merger of CĪON Investment Management, LLC with another business development company sponsored by CĪON Investment Corporation or other fundamental change transaction the result of which effectively combines the ownership and/or assets of CĪON Investment Management, LLC and a business development company sponsored by CĪON Investment Corporation, or merges or consolidates their respective collateral advisors or sub-advisors.

Section 14        Notices. Unless expressly provided otherwise herein, any notice, request, direction, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received if sent by hand or by overnight courier, when personally delivered, if sent by telecopier, when receipt is confirmed by telephone, or if sent by registered or certified mail, postage prepaid, return receipt requested, when actually received if addressed as set forth below:

(a)	If to the Company:

34th Street Funding, LLC
3 Park Avenue, 36th Floor
New York, New York 10016
Attention: Credit Team
Email: CIONAgentNotices@iconinvestments.com

(b)	If to the Portfolio Manager:

CĪON Investment Management, LLC
3 Park Avenue, 36th Floor
New York, New York 10016
Attention: Keith Franz
Email: Kfranz@iconinvestments.com

(c)          If to the Administrative Agent, the Collateral Agent, the Collateral Administrator or any Lender under the Loan and Security Agreement, as provided in the Loan and Security Agreement, as may be amended therein.

Either party to this Agreement may alter the address to which communications or copies are to be sent to it by giving notice of such change of address in conformity with the provisions of this Section 14.

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Section 15        Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as provided herein.

Section 16        Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

Section 17        Costs and Expenses. The costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiation, preparation and execution of this Agreement, and all matters incident thereto, shall be borne by each party hereto.

Section 18        Books and Records. In compliance with the requirements of Rule 31a-3 under the Investment Company Act of 1940, as amended, the Portfolio Manager hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any such records upon the Company’s request. The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act of 1940, as amended the records maintained by it in its capacity as Portfolio Manager that are required to be maintained by Rule 31a-1 under the Investment Company Act of 1940, as amended.

Section 19        Titles Not to Affect Interpretation. The titles of sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

Section 20        Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and, to the extent permitted by Applicable Law, no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

Section 21        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 22        Execution in Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 23        Third Party Rights; Benefits of Agreement. Other than as set forth in this Section 23, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member.

The Portfolio Manager hereby acknowledges that (a) the Collateral Agent is the beneficiary of a collateral assignment of this Agreement pursuant to Section 8.02 of the Loan and Security Agreement and (b) the Administrative Agent shall be an express third party beneficiary of Sections 1, 2, 4, 9, 10, 13, 23, 24, 25, 26 and 27, subject, in the case of clause (a), to each of the limitations, restrictions and conditions set forth in the Loan and Security Agreement with respect to the collateral assignment of this Agreement, and for the avoidance of doubt, excluding any right of the Company to replace or terminate the Portfolio Manager; provided that, such collateral assignment and such third party beneficiary rights shall automatically terminate upon the irrevocable payment in full of the Secured Obligations (other than contingent indemnity obligations as to which no claim has been made) and the termination of the Financing Commitments in full.

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Section 24        Representations and Warranties of the Portfolio Manager. The Portfolio Manager represents, warrants and covenants as of the Effective Date and each Trade Date (and such other date as may be expressly set forth below) as to itself:

(a)          Due Qualification. It is duly qualified to do business as a Delaware limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a Material Adverse Effect;

(b)          Investment Company Status. It is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(c)          Information True and Correct. All information heretofore or hereafter furnished by or on behalf of the Portfolio Manager in writing to any Lender, the Collateral Agent, the Collateral Administrator or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby (including for use in any Notice of Acquisition delivered under the Loan and Security Agreement) is and will be (when taken as a whole) true, complete and correct in all material respects as of the date furnished; provided that, to the extent any such information was furnished to the Portfolio Manager by an un-Affiliated third part, such information is as of its delivery date true, complete and correct in all material respects to the knowledge of the Portfolio Manager.

(d)          Eligibility of Portfolio Investments. As of the Trade Date and Settlement Date for each Portfolio Investment purchased, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and, except as otherwise permitted under the Loan and Security Agreement, the Concentration Limitations shall be satisfied (unless otherwise consented to by the Administrative Agent).

(e)          Collections. The Portfolio Manager acknowledges that all amounts received by it or its Affiliates with respect to the Collateral are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account; and

(f)          Allocation of Charges. There is not any agreement or understanding between the Portfolio Manager and the Company (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

Section 25        Conflict with the Loan and Security Agreement. In the event that this Agreement requires any action to be taken with respect to any matter and the Loan and Security Agreement requires that a different action be taken with respect to such matter, and such actions are mutually exclusive, the provisions of the Loan and Security Agreement in respect thereof shall control.

Section 26        Subordination. The Portfolio Manager agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Portfolio Manager agrees to be bound by the provisions of, the Loan and Security Agreement (including, without limitation, the Priority of Payments).

Section 27        No Proceedings. The Portfolio Manager hereby agrees that it will not institute against the Company, or join any other Person in instituting against the Company, any insolvency proceeding (namely, any proceeding of the type referred to in clause (d) or (e) of the definition of Event of Default) so long as any Advances or other amounts due from the Company under the Loan Documents shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit the Portfolio Manager’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than the Portfolio Manager.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

34TH STREET FUNDING, LLC, as Company

By	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-President and Co-CEO

CĪON investment management, llc, as Portfolio Manager

By	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-President and Co-CEO

Signature Page to A&R Portfolio Management Agreement

Consented to and Agreed,
As of the date first written above

JPMorgan Chase Bank, National Association, as Administrative Agent

By	/s/ Louis Cerrotta
Name: Louis Cerrotta
Title: Executive Director

Signature Page to A&R Portfolio Management Agreement